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                                                                      Exhibit 99


    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS


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     Each of Howard W. Lutnick, Chief Executive Officer, and Jeffrey M.
Chertoff, Chief Financial Officer, of eSpeed, Inc., a Delaware corporation (the "Company"), hereby certifies, to the best of his knowledge, that:

     (1) The Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                  *   *   *


CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER


/s/ Howard W. Lutnick                       /s/ Jeffrey M. Chertoff
-----------------------------------         -----------------------------------
Howard W. Lutnick                           Jeffrey M. Chertoff


Date: March 31, 2003                        Date: March 31, 2003
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